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                                                                     EXHIBIT 4.1


                             FIRST AMENDMENT TO THE
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         FIRST AMENDMENT, dated as of March 18, 2002 (the "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of December 20, 2001 (as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement"), among INTERNATIONAL WIRE GROUP, INC., a Delaware corporation, and its domestic Subsidiaries (collectively, the "Borrowers"), INTERNATIONAL WIRE HOLDING COMPANY, a Delaware corporation ("Holding"), the several banks and other financial institutions from time to time parties thereto (the "Lenders") and JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined.

                                   WITNESSETH

         WHEREAS, the Borrowers, Holdings, the Lenders and the Administrative Agent are parties to the Credit Agreement;

         WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement, as more fully described herein; and

         WHEREAS, the Administrative Agent and the Lenders are willing to amend such provisions of the Credit Agreement, but only upon the terms and subject to the conditions set forth herein;

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

         1 Amendments to the Credit Agreement

         Section 1 of the Credit Agreement is hereby amended as follows:

                  (a) by inserting the following definition in the appropriate alphabetical order

                  "First Amendment Effective Date": the effective date of the First Amendment, dated as of March 18, 2002, to this Agreement.

                  (b) the definition of "M&E Component" is hereby amended by deleting the phrase "25%" where it appears therein and substituting in lieu thereof the phrase "35%",


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                                                                               2

         2. Conditions to Effectiveness of this Amendment. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

                  (a) Amendment. The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of each of the Borrowers and Holdings and by the Lenders.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the transactions contemplated herein.

                  (c) Representations and Warranties. Each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except for any representation and warranty which is expressly made as of an earlier date, which representation and warranty shall have been true and correct in all material respects as of such earlier date.

         3 Miscellaneous.

                  (a) Reference to and Effect on the Loan Documents. On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or waived hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents. Except as expressly amended herein, all of the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  (b) Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain unamended and not waived and shall continue to be in full force in effect.

                  (c) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Administrative Agent.

                  (d) Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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                                                                               3

                  (e) Integration. This Amendment and the other Loan Documents represent the agreement of the Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  (f) GOVERNING LAW. THIS AMENDMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   INTERNATIONAL WIRE GROUP, INC.


                                        /s/ KELLY WETZLER
                                       ----------------------------------------
                                       Name: KELLY WETZLER
                                       Title:


                                   INTERNATIONAL WIRE HOLDING COMPANY


                                        /s/ KELLY WETZLER
                                       ----------------------------------------
                                       Name: KELLY WETZLER
                                       Title:


                                   CAMDEN WIRE CO., INC.


                                        /s/ KELLY WETZLER
                                       ----------------------------------------
                                       Name: KELLY WETZLER
                                       Title:


                                   IWG RESOURCES, LLC


                                   By:  /s/ KELLY WETZLER
                                       ----------------------------------------
                                       Name: KELLY WETZLER
                                       Title:


                                   INTERNATIONAL WIRE ROME OPERATIONS, INC.


                                   By:  /s/ KELLY WETZLER
                                       ----------------------------------------
                                       Name: KELLY WETZLER
                                       Title:


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                                                                               5

                                   OWI CORPORATION


                                   By:  /s/ KELLY WETZLER
                                       ----------------------------------------
                                       Name: KELLY WETZLER
                                       Title:


                                   OMEGA WIRE, INC.


                                   By:  /s/ KELLY WETZLER
                                       ----------------------------------------
                                       Name: KELLY WETZLER
                                       Title:


                                   WIRE TECHNOLOGIES, INC.


                                   By:  /s/ KELLY WETZLER
                                       ----------------------------------------
                                       Name: KELLY WETZLER
                                       Title:


                                   JP MORGAN CHASE BANK, as
                                    Administrative Agent and as a Lender, as Swing Line Lender and as Issuing Lender


                                        /s/ ROBERT A. KRASNOW
                                       ----------------------------------------
                                       Name: ROBERT A. KRASNOW
                                       Title: VICE PRESIDENT


                                   THE CIT GROUP/BUSINESS CREDIT, INC


                                   By:  /s/ NICK MALATESTINIC
                                       ----------------------------------------
                                       Name: NICK MALATESTINIC
                                       Title: VICE PRESIDENT TEAM LEADER


                                   CONGRESS FINANCIAL CORPORATION


                                        /s/ THOMAS A. MARTIN
                                       ----------------------------------------
                                       Name: THOMAS A. MARTIN
                                       Title: VICE PRESIDENT


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                                                                               6


                                   IBJ WHITEHALL BUSINESS CREDIT CORPORATION


                                        /s/ CHRIS MAGNANTE
                                       ----------------------------------------
                                       Name: CHRIS MAGNANTE
                                       Title: ASSISTANT TREASURER


                                   LASALLE BUSINESS CREDIT, INC.


                                   By:  /s/ TIMOTHY A. WACOT
                                       ----------------------------------------
                                       Name: TIMOTHY A. WACOT
                                       Title: VICE PRESIDENT


                                   ORIX FINANCIAL SERVICES, INC.


                                   By:  /s/ THOMAS M. WATSON
                                       ----------------------------------------
                                       Name: THOMAS M. WATSON
                                       Title: VICE PRESIDENT


                                   TRANSAMERICA BUSINESS CAPITAL CORPORATION


                                   By:  /s/ MICHAEL S. BURNS
                                       ----------------------------------------
                                       Name: MICHAEL S. BURNS
                                       Title: SENIOR VICE PRESIDENT